Exhibit 10.1


                                SEACOR SMIT INC.

                2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


ARTICLE I  PURPOSES

1.01. Retention. SEACOR SMIT Inc. (the "Company") desires to attract and retain the services of outstanding non-employee directors by affording them an opportunity to acquire a proprietary interest in the Company through automatic, non-discretionary awards of options ("Options") exercisable to purchase shares of Common Stock (as defined below), and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

1.02. Not in Lieu of Compensation. The Options offered pursuant to this SEACOR SMIT Inc. Stock Option Plan for Non-Employee Directors (the "Plan") are a matter of separate inducement and are not in lieu of any other compensation for the services of any director.

1.03. Not Incentive Stock Options. The Options granted under the Plan are intended to be options that do not meet the requirements for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

1.04. Certain Definitions. As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

ARTICLE II AMOUNT OF STOCK SUBJECT TO THE PLAN

2.01. Common Stock Options. Options granted under the Plan shall be exercisable for shares of the Company's common stock, par value $.01 per share ("Common Stock").

2.02. Authorized Shares. The total number of shares of Common Stock authorized for issuance under the Plan upon the exercise of Options (the "Shares"), shall not exceed, in the aggregate, 100,000 of the currently authorized shares of Common Stock of the Company, such number to be subject to adjustment in accordance with Section 13.01 of the Plan.

2.03. Shares Acquired Under Plan. Shares that may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to a later-granted Option under the Plan.

ARTICLE III          EFFECTIVE DATE AND TERM OF THE PLAN

           The Plan shall become effective at 5:00 p.m., New York City time, on the date of the Company's 2000 Annual Meeting of Stockholders (the "Effective Date"), which meeting is currently scheduled for May 23, 2000, if the Plan is approved by a vote of the stockholders of the Company at such annual meeting. If the Plan is not so approved, the Plan shall be of no force or effect. If so approved, the Plan shall terminate at the close of business on the date of the Company's 2004 Annual Meeting of Stockholders (the "Termination Date"), unless sooner terminated in accordance with its terms.



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ARTICLE IV   ADMINISTRATION

           The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), which may designate from among its members a committee to exercise all power and authority of the Board of Directors at any time and from time to time to administer the Plan. References herein to the Board of Directors shall be deemed to include references to any such committee, except as the context otherwise requires. Subject to the express provisions of the Plan, the Board of Directors shall have authority to construe the Plan and the Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other ministerial determinations necessary or advisable for administering the Plan. However, the timing of grants of Options under the Plan and the determination of the amounts and prices of such Options shall be effected automatically in accordance with the terms and provisions of the Plan without further action by the Board of Directors. The determination of the Board of Directors on matters referred to in this Article IV shall be conclusive.

ARTICLE V  ELIGIBILITY

           Each member of the Board of Directors who is not an employee of the Company or any subsidiary corporation or parent corporation of the Company shall be eligible to be granted Options under the Plan ("Eligible Directors"). The Plan does not create a right in any person to participate in, or be granted Options under, the Plan.

ARTICLE VI   OPTION GRANTS; VESTING

6.01. Option Grants. On the Effective Date, each Eligible Director then in office shall automatically be granted an Option to purchase 2,000 Shares (subject to adjustment as provided in Article XIII). Thereafter, effective on the date of each subsequent annual meeting of stockholders of the Company through and including the Company's 2004 Annual Meeting of Stockholders, each Eligible Director in office immediately following each such annual meeting shall automatically be granted an Option to purchase 2,000 Shares (subject to adjustment as provided in Section 13.01). Each Option granted to an Eligible Director pursuant to the Plan shall be evidenced by a written agreement between the Company and such Eligible Director. Any Eligible Director entitled to receive an Option grant pursuant to the Plan may elect to decline the Option.

6.02. Vesting. Subject to Articles VIII, IX and X hereof, Options granted pursuant to Section 6.01 will be exercisable for all Shares subject thereto at any time following the earlier to occur of (a) the first anniversary of the date of grant and (b) the date of the first annual meeting of the Company's stockholders that occurs after the date of grant. Notwithstanding the foregoing, the vesting of Options granted pursuant to Section 6.01 shall automatically accelerate and the Options shall be exercisable in full upon (i) the Eligible Director's death, (ii) the Eligible Director's termination of service as a director as a result of disability (as described in Section 22(c)(3) of the Code) or (iii) the occurrence of a Change in Control (as hereinafter defined). The determination of the Board of Directors that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE VII    OPTION PRICE AND PAYMENT

7.01. Option Price. The price for each Share purchasable upon exercise of any Option granted hereunder shall be an amount equal to the fair market value per Share on the date of grant. For purposes of the Plan, fair market value per Share shall be the closing price for Common Stock on the date of determination (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradable on a national securities exchange or other market system, and if the Common Stock is not readily tradable, fair market value per Share shall be determined in good faith by the Board of Directors.

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7.02. Payment. Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued when it shall have received the full purchase price for the Shares in cash. In lieu of cash, the holder of an Option may, to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Company shares of Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares. In lieu of the actual delivery to the Company of such shares of Common Stock, the holder of an Option may exercise an Option by providing the Company with a notarized statement attesting to the number of shares of Common Stock owned which are intended to be exchanged and, if the stock certificates representing such shares are held by the option holder, with such certificate numbers, and upon receipt of such notarized statement and upon verification of the existence of such shares, the Company shall cause to be issued to the option holder only the number of incremental Shares to which the option holder is entitled upon exercise of the Option. The fair market value per Share of shares so delivered by the option holder to the Company shall be determined as of the date immediately preceding the date on which the Option is exercised in accordance with Section 7.01, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. The Board of Directors may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Plan.

ARTICLE VIII   TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

8.01. Expiration. To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

8.02. Quantity of Shares. In no event shall an Option granted hereunder be exercised for a fraction of a Share or for less than one hundred Shares (unless the number purchased is the total balance for which the Option is then exercisable).

8.03. No Rights as Shareholder. A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a shareholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares of Common Stock.

ARTICLE IX OPTION PERIOD AND EXERCISE OF OPTIONS

9.01. Exercisability. Any Option granted to an Eligible Director shall be exercisable for a period beginning on the date of grant and ending ten (10) years from the date of grant of such Option, except to the extent such exercise is further limited or restricted pursuant to the provisions hereof.

9.02. Method of Exercise. Subject to the express provisions of the Plan, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, the proposed form of payment and specifying a business day not more than ten (10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Articles XV, XVI and XVII hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.


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ARTICLE X  TERMINATION OF DIRECTORSHIP

10.01. Options Terminate. If an Eligible Director's service as a director of the Company is terminated, any Option previously granted to such Eligible Director shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:


         (a) if an Eligible Director holding an outstanding Option dies (including during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) immediately below), such Option shall, to the extent not theretofore exercised, remain exercisable for one (1) year after such Eligible Director's death, by such Eligible Director's legatee, distributee, guardian or legal or personal representative; and

         (b) if the service of an Eligible Director holding an outstanding Option is terminated by reason of (i) such Eligible Director's disability (as described in Section 22(e)(3) of the Code),
                  (ii) voluntary retirement from service as a director of the Company, (iii) failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, except if such failure to nominate for re-election is due to any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company (in which case, such Option shall terminate and no longer be exercisable), or (iv) the failure of such Eligible Director to be re-elected by stockholders following nomination by the Company, such Option shall, to the extent not previously exercised, remain exercisable at any time up to and including (X) three (3) months after the date of such termination of service in the case of termination by reason of voluntary retirement, failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible (subject to the above exceptions thereto stated in this clause (b)), or failure of such Eligible Director to be re-elected by stockholders following nomination by the Company, and (Y) one (1) year after the date of termination of service in the case of termination by reason of disability.

10.02. Exercise by Legal Representative. If an Option granted hereunder shall be exercised by the legal representative of a deceased Eligible Director or former Eligible Director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Eligible Director or former Eligible Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

10.03. No Exercise After Expiration. Notwithstanding anything to the contrary contained in this Article X, in no event shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option, as specified therein.

ARTICLE XI USE OF PROCEEDS

           The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.



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ARTICLE XII    NON-TRANSFERABILITY OF OPTIONS

           An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution. Except to the extent provided above, Options also may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

ARTICLE XIII         ADJUSTMENT OF SHARES; CHANGE IN CONTROL

13.01. Shares Subject to Options. Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board of Directors shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of shares for which Options may be granted to any one Eligible Director and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board of Directors as to these matters shall be conclusive and binding on the optionee.

13.02. Change in Control. Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Options shall immediately become exercisable. For purposes of this Section 13.02, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

         (a) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

         (b) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

         (c)      The Common Stock shall cease to be publicly traded; or

         (d) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

         (e) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 13.02(b) or (c) above, and such transaction shall have been consummated.

Notwithstanding the foregoing, any spin-off of a division or subsidiary of the Company to its shareholders shall not constitute a Change in Control of the Company.


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13.03. Continuing Directors. For purposes of Section 13.02, "Continuing
Directors" shall mean the directors of the Company in office on the Effective Date and any successor to any such director and any additional director who after the date of such effectiveness (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (ii) is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) at the time of his nomination or selection of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities then ordinarily entitled to vote for the election of directors.

ARTICLE XIV   RIGHT TO TERMINATE SERVICE

           The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the service of any Eligible Director holding Options and shall not impose any obligation on the part of any Eligible Director holding Options to remain in the service of the Company or of any subsidiary corporation or parent corporation thereof.

ARTICLE XV    PURCHASE FOR INVESTMENT

15.01. Written Statement. Except as hereinafter provided, the Board of Directors may require the holder of an Option granted hereunder, as a condition to exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Board of Directors, in which such holder (a) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws and (b) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement covering such Shares under the Securities Act and applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

15.02. No Obligation to Register. Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights have not been granted with respect to such Shares.

ARTICLE XVI   ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

16.01. Legend and Transfer Restrictions. The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of Options granted pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Board of Directors, in its discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares.

16.02. Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses that may be necessitated by the filing or


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amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purpose (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement.

16.03. Shares Fully Paid and Nonassessable. All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

ARTICLE XVII   LISTING OF SHARES AND RELATED MATTERS

           If at any time the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

ARTICLE XVIII   MISCELLANEOUS

18.01. Amendment, Suspension or Termination of the Plan. The Board of Directors may at any time amend, suspend or terminate the Plan. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by amendment, suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The ministerial power of the Board of Directors to construe and administer any Options under Article IV that are granted prior to the termination or the suspension of the Plan shall continue after such termination or during such suspension.

18.02. Governing Law. The Plan, such Options as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

18.03. Partial Invalidity. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.







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